LEVEL 8 SYSTEMS, INC. AND SUBSIDIARIES
          WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENTS

                         EXHIBIT 11.0






                                       Three Months Ended
                                    June 30,          June 30,
                                     1998              1997
                                   ---------        ---------
BASIC

WEIGHTED AVERAGE COMMON SHARES     7,617,932         6,966,707
                                   ---------         ---------
                                   ---------         ---------


DILUTED

WEIGHTED AVERAGE COMMON SHARES     7,617,932         7,482,681
                                   ---------         ---------
                                   ---------         ---------